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                                                                    EXHIBIT 6(b)





                                 CONSENT OF COUNSEL

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933. In this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.






                                    /s/ Sutherland, Asbill & Brennan LLP

                                        SUTHERLAND, ASBILL & BRENNAN LLP



Washington, D.C.
April 28, 1998